PRO-TECH FIRE PROTECTION SYSTEMS CORP.

FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

WITH AUDIT REPORT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PRO-TECH FIRE PROTECTION SYSTEMS CORP.

Index to Financial Statements

RBSM LLP
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pro-Tech Fire Protection Systems Corp.
Sacramento, California

We have audited the accompanying balance sheets of PRO-TECH FIRE PROTECTION SYSTEMS, CORP. (the “Company”) as of December 31, 2007 and 2006 and the related statement of operations, stockholders’ equity, and cash flows for each of the two years ended December 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based upon our audits.

We have conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the two years ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/RBSM LLP
RBSM LLP
Certified Public Accountants

New York, New York
December 30, 2008

PRO-TECH FIRE PROTECTION SYSTEMS CORP.
BALANCE SHEET
December 31, 2007 and 2006

	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$10,653	$48,225
Contract receivable, net of allowance for doubtful accounts as of December 31, 2007 and 2006, of $0 and $0, respectively (Note B)	3,940,260	2,908,281
Costs and estimated earnings in excess of billings (Note C)	386,837	408,587
Other current assets	60,200	93,412
Total current assets	4,397,950	3,458,505

Property and equipment: (Note E)	594,947	573,901
Less: accumulated depreciation	487,795	495,975
Net property and equipment	107,152	77,926

Other Assets:
Intangibles, net of accumulated amortization as of December 31, 2007 and 2006, of $16,334 and $12,333, respectively (Note F)	3,666	7,667
Deposits	8,856	10,703
Total assets	$4,517,624	$3,554,801

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses (Note G)	$1,750,897	$1,355,364
Notes payable – others –current portion (Note I)	120,774	110,825
Accruals on uncompleted contracts (Note C)	671,690	867,999
Reserve for loss on uncompleted contracts	65,200	524,691
Line of credit (Note H)	266,500	-
Total current liabilities	2,875,061	2,858,879

Long -Term Liabilities:
Notes payable- others – long term portion (Note I)	440,081	552,549

Commitments and contingencies (Note L)	-	-

Stockholders' Equity: (Note J)
Common Stock, no par value; 10,000 shares authorized; 100 shares issued and outstanding at December 31, 2007 and 2006 (Note J )	10,641	10,641
Retained earnings	1,191,841	132,731
Total stockholders’ equity	1,202,482	143,372

Total liabilities and stockholders' equity	$4,517,624	$3,554,801

See accompanying notes to these financial statements

PRO-TECH FIRE PROTECTION SYSTEMS CORP.
STATEMENT OF OPERATIONS
FOR THE YEARS ENDED
DECEMBER 31, 2007 AND 2006

	2007	2006
Net revenue	$16,893,784	$12,003,980
Cost of sales	10,436,749	7,086,388
Gross profit	6,457,035	4,917,592

Operating Expenses:
Depreciation and amortization (Note E & F)	49,062	39,138
Selling, general and administrative	4,748,430	4,465,019
Total Operating Expenses	4,797,492	4,504,157

Income from Operations	1,659,543	413,435

Other Income (Expense):
Interest income(expense), net	(70,332)	(70,748)
Total Other Expenses	(70,332)	(70,748)

Income taxes	17,100	42,600

Net Income	$1,572,111	$300,087

See accompanying notes to these financial statements

PRO-TECH FIRE PROTECTION SYSTEMS CORP.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE TWO YEARS ENDED DECEMBER 31, 2007

	Common Stock
	Common Shares	Amount	Retained Earnings	Total Stockholders’ Equity
Balance at January 1, 2006	100	$10,641	$32,279	$42,920
Dividend distributions (Note K)	-	-	(199,635)	(199,635)
Net Income	-	-	300,087	300,087
Balance at December 31, 2006	100	$10,641	$132,731	$143,372
Dividend distributions (Note K)	-	-	(513,000)	(513,000)
Net income	-	-	1,572,111	1,572,111
Balance at December 31, 2007	100	$10,641	$1,191,842	$1,202,483

See accompanying notes to these financial statements

PRO-TECH FIRE PROTECTION SYSTEMS CORP.
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash Flows From Operating Activities:
Net income from operations	$1,572,111	$300,087
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,062	39,138
Bad debt	28,815	19,354
Accruals (reversal) of loss against uncompleted contracts	(459,491)	522,580
(Increase) decrease in:
Contract receivable	(1,060,794)	(689,811)
Other current assets, net	35,058	(86,056)
Costs and estimated earnings in excess of billings	21,750	(283,890)
Billings in excess of costs and estimated earnings	(196,309)	193,220
Increase (decrease) in:
Accounts payable and accrued expenses, net	395,533	284,289
Net Cash Provided by Operating Activities	385,735	298,911

Cash Flows From Investing Activities:
Payment for purchase of property and equipment	(74,288)	(29,593)
Net Cash Used In Investing Activities	(74,288)	(29,593)

Cash Flows From Financing Activities:

Payments for dividend distributions (Note J)	(513,000)	(199,635)
Net proceeds from (payment of ) Long Term Debt	(102,520)	622,542
Proceeds from (payments of) line of credit	266,500	(750,000)
Net Cash Used In Financing Activities	(349,020)	(327,093)

Net Decrease in Cash And Cash Equivalents	(37,573)	(57,775)

Cash and cash equivalents at beginning of year	48,225	106,001
Cash and cash equivalents at the end of year	$10,653	$48,225

Supplemental Disclosures of Cash Flow Information:
Cash paid during period for interest	$87,433	$70,554
Cash paid during period for taxes	$-	$-

Non-Cash Investing and Financing Transactions:
Dividend distribution - in kind	$172,705	$172,705

See accompanying notes to these financial statements

PRO-TECH FIRE PROTECTION SYSTEMS CORP.
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

The Company, Pro-Tech Fire Protection Systems Corp. (“the Company”) was formed on June 2, 1995 in the state of California. The Company is engaged primarily in the design, consultation and installation of commercial and industrial fire sprinklers and related systems.  The work is performed primarily in Northern California, Southern California and Nevada.

Revenue Recognition

The Company recognizes revenues from fixed-price and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” or “accruals on uncompleted contracts” represents billings in excess of revenues recognized.

Contract Receivables

Contract receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial stability of its customers.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $53,962 and $40,127, of advertising costs for the years ended December 31, 2007 and 2006, respectively.

Income Taxes

The Company has elected to be treated as subchapter “S” corporation for federal tax purposes. Therefore, no provision has been made for corporate federal income taxes and the stockholders have consented to include the income or loss in their individual tax returns. The Company is, however, liable for minimum state taxes. The Company provides for income taxes based on pre-tax earnings reported in the financial statements. Certain items such as depreciation are recognized for tax purposes in periods other than the period they are reported in the financial statements.

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost and depreciated over their estimated useful lives of 3 to 10 years using the straight-line method as follows:

Construction equipment	5-7years
Automobiles	5 years
Computer Software	3 years
Office equipment and furniture	3-7years
Airplanes	10 years

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period.  The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should any impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.  SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and receivables.  The Company places its cash and temporary cash investments with credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its contract receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $0 and $0 as of December 31, 2007 and 2006, respectively.

Stock Based Compensation

In December 2003, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the period from January 1, 2003 through December 31, 2007 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. The Company does not have stock based awards of compensation to employees granted or outstanding during the period from January 1, 2006 through December 31, 2007.

Stock Based Compensation (continued)

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro-forma disclosure is no longer an alternative.  On April 14, 2006, the SEC amended the effective date of the provisions of this statement.  The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2007.  The Company has no stock based compensation.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances.  Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.  The Company does not have any items of comprehensive income in any of the periods presented.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.

New Accounting Pronouncements

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets – an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The  Company  does not  expect its  adoption  of this new standard  to have a  material  impact  on its  financial  position,  results  of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”.  The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements.  The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007.   In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”), which delayed the effective date of SFAS No. 157 for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until fiscal years beginning after November 15, 2008.   We have not yet determined the impact that the implementation of FSP 157-2 will have on our non-financial assets and liabilities which are not recognized on a recurring basis; however, we do not anticipate the adoption of this standard will have a material impact on our financial position, results of operations or cash flows.

In September 2006 the FASB issued its SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132®” (“SFAS No. 158”). SFAS No. 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS No. 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006.  SFAS No. 158 did not have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP 00-19 -2”) which addresses accounting for registration payment arrangements. FSP 00-19 -2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies”.  FSP 00-19 -2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.  For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company did not have a material impact on its financial position, results of operations or cash flows

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115  ” (“SFAS No. 159”).  SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities.  SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”.  The adoption of SFAS No. 159 is not expected to have a material impact on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS No. 141(R) is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and the Company is currently evaluating the effect, if any that the adoption will have on its financial position results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS No. 160”), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the consolidated balance sheets. SFAS No. 160 is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and the Company is currently evaluating the effect, if any that the adoption will have on its financial position results of operations or cash flows.

In June 2007, the Accounting Standards Executive Committee issued Statement of Position 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (“SOP 07-1”). SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (the “Audit Guide”).  SOP 07-1 was originally determined to be effective for fiscal years beginning on or after December 15, 2007, however, on February 6, 2008, FASB issued a final Staff Position indefinitely deferring the effective date and prohibiting early adoption of SOP 07-1 while addressing implementation issues.

In June 2007, the FASB ratified the consensus in EITF Issue No. 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities” (EITF 07-3), which requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development (R&D) activities be deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability. EITF 07-3 will be effective for fiscal years beginning after December 15, 2007.  The Company does not expect that the adoption of EITF 07-3 will have a material impact on our financial position, results of operations or cash flows.

In December 2007, the FASB ratified the consensus in EITF Issue No. 07-1, “Accounting for Collaborative Arrangements” (EITF 07-1). EITF 07-1 defines collaborative arrangements and requires collaborators to present the result of activities for which they act as the principal on a gross basis and report any payments received from (made to) the other collaborators based on other applicable authoritative accounting literature, and in the absence of other applicable authoritative literature, on a reasonable, rational and consistent accounting policy is to be elected. EITF 07-1 also provides for disclosures regarding the nature and purpose of the arrangement, the entity’s rights and obligations, the accounting policy for the arrangement and the income statement classification and amounts arising from the agreement. EITF 07-1 will be effective for fiscal years beginning after December 15, 2008, which will be the Company’s fiscal year 2009, and will be applied as a change in accounting principle retrospectively for all collaborative arrangements existing as of the effective date. The Company has not yet evaluated the potential impact of adopting EITF 07-1 on our financial position, results of operations or cash flows.

In March 2008, the FASB” issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133” (“SFAS No. 161”).   SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  We are currently evaluating the impact of SFAS No. 161, if any, will have on our financial position, results of operations or cash flows.

In April 2008, the FASB issued FSP No. SFAS No. 142-3, “Determination of the Useful Life of Intangible Assets”.  This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”.   We are required to adopt FSP 142-3 on September 1, 2009, earlier adoption is prohibited.  The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption.  We are currently evaluating the impact of FSP 142-3 on our financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162").  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy).  SFAS No. 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles."  We do not expect the adoption of SFAS No. 162 will have a material effect on our financial position, results of operations or cash flows.

In May 2008, the FASB issued FSP Accounting Principles Board ("APB") 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1").   FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate.  FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.  We are currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on our financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future financial statements.

NOTE B – CONTRACT RECEIVABLES

Contract receivables at December 31, 2007 and 2006 consist of the followings:

	2007	2006
Contracts receivables	$2,966,591	$1,937,269
Retention receivables	973,669	971,012

	$3,940,260	$2,908,281

NOTE C – UNCOMPLETED CONTRACTS

At December 31, 2007 and 2006, costs, estimated earnings, and billings on uncompleted contracts are summarized as follows:

	2007	2006
Costs incurred to date on uncompleted contracts	$8,134,507	$4,747,430
Estimated earnings	1,301,596	576,286
	9,436,103	5,323,716
Less: billed revenue to date	(9,720,956)	(5,783,128)
	$(284,853)	$(459,412)

Costs and estimated earnings in excess of billings	$386,837	$408,587
Less: accruals on uncompleted contracts	(671,690)	(867,999)
	$(284,853)	$(459,412)

NOTE D – BACKLOG

The following schedule summarizes changes in backlog on contracts from January 1, 2006 through December 31, 2007. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at year end and from contractual agreements on which work has not yet begun.

Backlog balance at January 1, 2006	$5,266,250
New contracts for the year ended December 31, 2006	16,761,247
Add: contract adjustments	738,191
Less: revenue for the year ended December 31, 2006	(12,003,980)
Backlog balance at December 31, 2006	$10,761,708
New contracts for the year ended December 31, 2007	12,491,121
Add: contract adjustments	2,094,432
Less: revenue for the year ended December 31, 2007	(16,893,785)
Backlog balance at December 31, 2007	$8,453,476

NOTE E – PROPERTY AND EQUIPMENT

Major classes of property and equipment at December 31, 2007 and 2006 consist of the followings:

	2007	2006
Vehicles	$196,948	$196,948
Leasehold improvements	55,899	22,537
Office equipments	167,370	182,186
Tools and other equipment	174,730	172,230
	594,947	573,901
Less: accumulated depreciation	(487,795)	(495,975)
Net Property and Equipment	$107,152	$77,926

Depreciation expense was $45,062 and $35,138 for the years ended December 31, 2007 and 2006, respectively.

During the year ended 2007, the Company wrote off assets with a gross acquisition value of $53,242 and a net book value of $0.  All of these assets were obsolete computers and software.

NOTE F – ASSETS ACQUISITION/INTANGIBLES

Intangibles consist of a non-compete agreement and includes the customer list and established contacts acquired in the purchase assets from Jones Fire Protection, Inc., which the Company acquired in December 2003.  The amortization period has been determined to be five years.

During both of the years ended December 31, 2007 and 2006, the Company recognized amortization expense of $4,000 using the straight-line method over five years.

The following summarizes intangible assets at December 31, 2007:

Non-Compete agreement	$20,000
Less: accumulated amortization	16,333

Net Intangibles	$3,667

The following summarizes projected amortization at December 31, 2007:

2008	$3,667
Total	$3,667

NOTE G – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2007 and 2006:

	2007	2006
Accounts payable	$1,441,836	$1,144,303
Accrued payroll and vacation	28,893	35,646
Accrued payroll taxes	53,181	25,144
Other liabilities	226,986	150,272
Total	$1,750,896	$1,355,365

NOTE H – BANK LINE OF CREDIT

The Company has a line of credit with Westamerica Bank in the amount of $800,000.  The line of credit is secured by substantially all of the assets of the Company and guaranteed by the Company’s principal stockholders.  In addition, entities owned and controlled by the Company’s principal stockholders are co-makers of the line of credit and have pledged substantially all of the assets as security for the line of credit (see Note K).  The line of credit bears interest at the Bank Rate minus 0.5%, per annum, with interest due and payable monthly and expires on February 28, 2008.  The balance outstanding under the line of credit at December 31, 2007 and 2006 amounted to $266,500 and $0, respectively. The Company is required to maintain a debt to equity ratio of 2.0, working capital of at least $1,000,000,  a working capital ratio 1.25, cash flow ratio of 1.1 and tangible net worth of 1,000,000.  At December 31, 2007, the Company was not in compliance with a debt to equity ratio 2.24, but was in compliance for all of the other covenants.  In February 2008, the line of credit was renewed with substantially the same covenants and terms and expires on March 1, 2009.  The line was increased to $950,000 at this time as well.  The tangible net worth covenant was increased to $1,250,000 when the line was renewed.

NOTE I – NOTES PAYABLE

Notes payable at December 31, 2007 and 2006 are as follows:

	2007	2006
Note payable in monthly installments of $449.12; interest at_9.3% per annum , secured by for computer equipment, due June 2008.	$3,016	$-
Note payable to Placer Sierra Bank, Inc., interest at 8.7% per annum, secured by equipment, with monthly principal payments of $2,042, plus interest, due August 2007.	-	18,374
Note payable to Bank, interest at 7.76% per annum; secured by substantially all of the Company’s assets ; with monthly principal and interest payments of $13,133.99, due February, 2012. The Note is guaranteed by the Company’s principal stockholders. In addition, entities owned and controlled by the Company’s principal stockholders are co-makers of the Note and have pledged substantially all of their assets as security for the Note (see Note K).	557,839	645,000
Total note payable	560,855	663,374
Less: current portion	120,774	110,825
Notes payable – long term	$440,081	$552,549

Aggregate maturities of long-term debt as of December 31, 2007 are as follows:

Year ended	Amount
December 31, 2008	$120,774
December 31, 2009	127,488
December 31, 2010	137,888
December 31, 2011	149,137
December 31, 2012	25,568
Total	$560,855

NOTE J – CAPITAL STOCK

The Company is authorized to issue 10,000 shares of common stock with no par value per share. As of December 31, 2007 and 2006, the Company had 100 shares of common stock issued and outstanding.

During the years ended December 31, 2007 and 2006, the Company distributed dividends to the stockholders totaling to $513,000 and $199,635, respectively.

NOTE K - RELATED PARTY TRANSACTIONS

The stockholders of the Company are co-owners of two (2) entities that provide charter air services, and on  occasion, the Company utilizes these entities  for air travel services in connection with the Company’s contracting During the years ended December 31, 2007 and 2006, the Company incurred and charged to operations  $207,987 and $234,038, respectively, in connection with air travel services provided by the entities to the Company. There were no payables owed to the entities  at December 31, 2007 and 2006, respectively.

The  entities are co-makers of a line of credit and a note payable and have pledged substantiality all of their assets to secure the line of credit (See Note H) and note payable (see Note I).

NOTE L - COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

The Company leases office space under non-cancelable operating leases that expire through March 2011.
The Company also leases vehicles from Enterprise Fleet Services under non-cancelable operating leases expiring through November 2009.

Future minimum lease payments for the above leases over the next four years are as follows:

2008	253,974
2009	176,322
2010	78,025
2011	45,716
$554,037

For the years ended December 31, 2007 and 2006, rent expense was $145,221 and $83,135, respectively.  For the years ended December 31, 2007 and 2006, vehicle lease expense was $265,257 and $215,066, respectively.

Litigation

In March 2008, the Company became party to a lawsuit filed by Union local 669 as well as three former employees.  The Company believes that it has meritorious defenses to the plaintiff’s claims and intends to vigorously defend itself against the Plaintiff’s claims. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

NOTE M- MAJOR CUSTOMERS AND SUPPLIERS

The company has no single customer who makes up more than 10% of total revenues.

Purchases from the Company’s two and three major vendors, more than 10% of purchases) were approximately $3,020,300 and $2,627,400 or 62% and 73% of materials purchases for the years ended December 31, 2007 and 2006, respectively.

NOTE N – EMPLOYEE BENEFITS PLAN

The Company sponsors a defined contribution 401(k) plan covering substantially all full-time employees, which provides for the Company matching the participant's elective deferral up to 3% of their annual gross income. The Company's expense for the plan was $52,431 and $47,719, for the years ended December 31, 2007 and 2006, respectively.

NOTE M - SUBSEQUENT EVENTS

In February 2008, the line of credit was renewed with substantially the same covenants and terms and expiring on March 1, 2009.  The line was increased to $950,000 at this time as well.  The lone covenant change was to increase the required to be maintained at $1,250,000.

In August 2008, the Company opened a new office in Las Vegas, Nevada.

In September 2008, the Company started a new division for telecommunications and networking.  In December 2008, a contract was signed with EDS for work to be done with counties throughout the State of California through this division.

In September 2008, the Company acquired certain fixed assets from Tenetix, Inc. and had certain contracts novated to the Company to complete.  It also received a customer list which we believe will lead to other future contracts with certain of these customers.

In October 2008, the Company started an electrical division.  This division will work both with the alarm and detection division and as a standalone.  In October 2008, the Company received three contracts for work through a novation from Roebbelin Construction.

PRO-TECH FIRE PROTECTION SYSTEMS CORP.

Index to Financial Statements

Page

Unaudited Condensed Balance Sheets as of September 30, 2008 and 2007	F-2
Unaudited Condensed Statements of Operations for the Nine Months Ended September 30, 2008 and 2007	F-3
Unaudited Condensed Statement of Stockholders’ Equity for the Nine Months Ended September 30, 2008	F-4
Unaudited Condensed Statement of Cash Flows for the Nine Months Ended September 30, 2008 and 2007	F-5
Notes to Unaudited Condensed Financial Statements	F-6 ~F-15

F-1

PRO-TECH FIRE PROTECTION SYSTEMS CORP.
CONDENSED BALANCE SHEETS
SEPTEMBER 30, 2008 and 2007
(UNAUDITED)

	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$64,482	$201,354
Contract receivable, net of allowance for doubtful accounts as of September 30, 2008 and 2007, of $0 and $0, (Note B)	3,678,823	2,828,259
Costs and estimated earnings in excess of billings (Note C)	265,681	729,492
Other current assets	275,143	74,799
Total current assets	4,284,129	3,833,904

Property and equipment: (Note E)	703,820	594,947
Less: accumulated depreciation	523,572	474,101
Net property and equipment	180,248	120,846

Other Assets:
Intangibles, net of accumulated amortization as of September 30, 2008 and 2007, of $19,333 and $15,333, respectively (Note F)	667	4,667
Deposits	8,856	8,856

TOTAL ASSETS	$4,473,900	$3,968,273

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses (Note G)	$1,372,194	$1,435,492

Notes payable – others –current portion (Note I)	125,020	119,398
Accruals on uncompleted contracts (Note C)	773,474	574,534
Reserve for loss on uncompleted contracts	6,692	147,911
Line of credit (Note H)	862,000	444,500
Total current liabilities	3,139,380	2,721,835

Long -Term Liabilities:
Notes payable- others – long term portion (Note I)	345,403	471,115

Commitments and contingencies (Note L)	-	-

Stockholders' Equity: (Note J)
Common Stock, no par value; 10,000 shares authorized; 100 shares issued and outstanding at September 30, 2008 and 2007 (Note J )	10,641	10,641

Retained earnings	978,476	764,681
Total stockholders’ equity	989,117	775,322

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,473,900	$3,968,272

See accompanying notes to these unaudited condensed financial statements

F-2

PRO-TECH FIRE PROTECTION SYSTEMS CORP.
CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(UNAUDITED)

	2008	2007
Net revenue	$11,195,287	$12,508,910
Cost of sales	6,964,961	7,783,408
Gross profit	4,230,326	4,725,502

Operating Expenses:
Depreciation and amortization (Note E & F)	38,776	34,368
Selling, general and administrative	3,914,290	3,528,354
Total Operating Expenses	3,953,066	3,562,722

Income from Operations	277,261	1,162,780

Other Income (Expense):

Interest expense, net	(59,627)	(52,109)
Total Other Expenses	(59,627)	(52,109)

Income taxes	(5,000)	(721)

Net Income	$212,633	$1,109,950

See accompanying notes to these unaudited condensed financial statements

F-3

PRO-TECH FIRE PROTECTION SYSTEMS CORP.
CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
(UNAUDITED)

	Common Shares	Amount	Retained Earnings	Total Stockholders’ Equity
Balance at December 31, 2007	100	$10,641	$1,191,842	$1,202,483
Dividend distributions (Note J)	-	-	(426,000)	(426,000)
Net income	-	-	212,634	212,634
Balance at September 30, 2008	100	$10,641	$978,476	$989,117

See accompanying notes to these unaudited condensed financial statements

F-4

PRO-TECH FIRE PROTECTION SYSTEMS CORP.
CONDENSED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(UNAUDITED)

	2008	2007
Cash Flows From Operating Activities:
Net income from operations	$212,633	$1,109,950
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,776	34,368
Bad debt	155	19,845
Accruals (reversal) of loss against uncompleted contracts	(58,508)	(376,780)
(Increase) decrease in:
Contract receivable	261,283	60,177
Other current assets, net	(214,943)	20,460
Costs and estimated earnings in excess of billings	121,156	(320,905)
Billings in excess of costs and estimated earnings	101,784	(293,465)
Increase (decrease) in:
Accounts payable and accrued expenses, net	(378,703)	88,700
Net Cash Provided by Operating Activities	83,633	342,350

Cash Flows From Investing Activities:
Payment for purchase of property and equipment	(108,873)	(74,288)
Net Cash Used In Investing Activities	(108,873)	(74,288)

Cash Flows From Financing Activities:
Payment of principal on debt	(90,431)	(81,434)
Payments for dividend distributions (Note J)	(426,000)	(478,000)
Proceeds from (payments on) line of credit	595,500	444,500

Net Cash provided by (Used In) Financing Activities	79,069	(114,934)

Net Increase in Cash And Cash Equivalents	53,829	153,129

Cash and cash equivalents at beginning of period	10,653	48,225
Cash and cash equivalents at the end of period	$64,482	$201,354

Supplemental Disclosures of Cash Flow Information:
Cash paid during period for interest	$57,309	$44,129
Cash paid during period for taxes	$5,000	$721

Non-Cash Investing and Financing Transactions:
Dividend distribution - in kind (Note K)	$63,227	$59,503
Assets acquired against debt obligation (Note F)
Inventory	$30,000	-
Equipment	$89,000	-
Total	$129,000	-

See accompanying notes to these unaudited condensed financial statements

F-5

PRO-TECH FIRE PROTECTION SYSTEMS CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 and 2007
(UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying unaudited condensed financial statements follows.

Business and Basis of Presentation

The Company, PRO-TECH FIRE PROTECTION SYSTEMS CORP. (“the Company”) was formed on May 4, 1995 in the state of California. The Company is engaged primarily in the design, consultation and installation of commercial and industrial fire sprinklers and related systems.  The work is performed primarily in Northern California, Southern California and Nevada.

Revenue Recognition

The Company recognizes revenues from fixed-price and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” or “accruals on uncompleted contracts” represents billings in excess of revenues recognized.

Contract Receivables

Contract receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial stability of its customers.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $28,849 and $40,289, of advertising costs for the nine months ended September 30, 2008 and 2007, respectively.

Income Taxes

The Company has elected to be treated as subchapter “S” corporation for federal tax purposes. Therefore, no provision has been made for corporate federal income taxes and the stockholders have consented to include the income or loss in their individual tax returns. The Company is, however, liable for minimum state taxes. The Company provides for income taxes based on pre-tax earnings reported in the financial statements. Certain items such as depreciation are recognized for tax purposes in periods other than the period they are reported in the financial statements.

F-6

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost and depreciated over their estimated useful lives of 3 to 10 years using the straight-line method as follows:

Construction equipment	5-7years
Automobiles	5 years
Computer Software	3 years
Office equipment and furniture	3-7years
Airplanes	10 years

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period.  The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should any impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.  SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and receivables.  The Company places its cash and temporary cash investments with credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its contract receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $0 and $0 as of September 30, 2008 and 2007, respectively.

Stock Based Compensation

In December 2003, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the period from January 1, 2003 through September 30, 2008 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. The Company does not have stock based awards of compensation to employees granted or outstanding during the period from January 1, 2008 through September 30, 2008.

F-7

Stock Based Compensation (continued)

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro-forma disclosure is no longer an alternative.  On April 14, 2006, the SEC amended the effective date of the provisions of this statement.  The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2007.  The Company has no stock based compensation.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances.  Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.  The Company does not have any items of comprehensive income in any of the periods presented.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.

New Accounting Pronouncements

.In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets – an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The  Company  does not  expect its  adoption  of this new standard  to have a  material  impact  on its  financial  position,  results  of operations or cash flows.

F-8

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”.  The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements.  The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007.   In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”), which delayed the effective date of SFAS No. 157 for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until fiscal years beginning after November 15, 2008.   We have not yet determined the impact that the implementation of FSP 157-2 will have on our non-financial assets and liabilities which are not recognized on a recurring basis; however, we do not anticipate the adoption of this standard will have a material impact on our financial position, results of operations or cash flows.

In September 2006 the FASB issued its SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132®” (“SFAS No. 158”). SFAS No. 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS No. 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006.  SFAS No. 158 did not have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP 00-19 -2”) which addresses accounting for registration payment arrangements. FSP 00-19 -2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies”.  FSP 00-19 -2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.  For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company did not have a material impact on its financial position, results of operations or cash flows

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115  ” (“SFAS No. 159”).  SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities.  SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”.  The adoption of SFAS No. 159 is not expected to have a material impact on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS No. 141(R) is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and the Company is currently evaluating the effect, if any that the adoption will have on its financial position results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS No. 160”), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the consolidated balance sheets. SFAS No. 160 is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and the Company is currently evaluating the effect, if any that the adoption will have on its financial position results of operations or cash flows.

F-9

In June 2007, the Accounting Standards Executive Committee issued Statement of Position 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (“SOP 07-1”). SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (the “Audit Guide”).  SOP 07-1 was originally determined to be effective for fiscal years beginning on or after December 15, 2007, however, on February 6, 2008, FASB issued a final Staff Position indefinitely deferring the effective date and prohibiting early adoption of SOP 07-1 while addressing implementation issues.

In June 2007, the FASB ratified the consensus in EITF Issue No. 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities” (EITF 07-3), which requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development (R&D) activities be deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability. EITF 07-3 will be effective for fiscal years beginning after December 15, 2007.  The Company does not expect that the adoption of EITF 07-3 will have a material impact on our financial position, results of operations or cash flows.

In December 2007, the FASB ratified the consensus in EITF Issue No. 07-1, “Accounting for Collaborative Arrangements” (EITF 07-1). EITF 07-1 defines collaborative arrangements and requires collaborators to present the result of activities for which they act as the principal on a gross basis and report any payments received from (made to) the other collaborators based on other applicable authoritative accounting literature, and in the absence of other applicable authoritative literature, on a reasonable, rational and consistent accounting policy is to be elected. EITF 07-1 also provides for disclosures regarding the nature and purpose of the arrangement, the entity’s rights and obligations, the accounting policy for the arrangement and the income statement classification and amounts arising from the agreement. EITF 07-1 will be effective for fiscal years beginning after December 15, 2008, which will be the Company’s fiscal year 2009, and will be applied as a change in accounting principle retrospectively for all collaborative arrangements existing as of the effective date. The Company has not yet evaluated the potential impact of adopting EITF 07-1 on our financial position, results of operations or cash flows.

In March 2008, the FASB” issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133” (“SFAS No. 161”).   SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  We are currently evaluating the impact of SFAS No. 161, if any, will have on our financial position, results of operations or cash flows.

In April 2008, the FASB issued FSP No. SFAS No. 142-3, “Determination of the Useful Life of Intangible Assets”.  This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”.   We are required to adopt FSP 142-3 on September 1, 2009, earlier adoption is prohibited.  The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption.  We are currently evaluating the impact of FSP 142-3 on our financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162").  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy).  SFAS No. 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles."  We do not expect the adoption of SFAS No. 162 will have a material effect on our financial position, results of operations or cash flows.

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In May 2008, the FASB issued FSP Accounting Principles Board ("APB") 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1").   FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate.  FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.  We are currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on our financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future financial statements.

NOTE B – CONTRACT RECEIVABLES

Contract receivables at September 30, 2008 and 2007 consist of the followings:

	2008	2007
Contracts receivables	$2,775,534	$1,938,447
Retention receivables	903,289	889,812

	$3,678,823	$2,828,259

NOTE C – UNCOMPLETED CONTRACTS

At September 30, 2008 and 2007, costs, estimated earnings, and billings on uncompleted contracts are summarized as follows:
	2008	2007
Costs incurred to date on uncompleted contracts	$9,048,098	$8,812,309
Estimated earnings	1,443,893	544,404
	10,491,991	9,356,713
Less: billed revenue to date	(10,999,784)	(9,201,755)
	$(507,793)	$154,958

Costs and estimated earnings in excess of billings	$265,681	$729,492
Less: accruals on uncompleted contracts	(773,474)	(574,534)
	$(507,793)	$154,958

F-11

NOTE D – BACKLOG

The following schedule summarizes changes in backlog on contracts from January 1, 2007 through September 30, 2008. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at year end and from contractual agreements on which work has not yet begun.

Backlog balance at January 1, 2007	$10,761,708
New contracts for the nine month ended September 30, 2007	5,302,102
Add: contract adjustments	3,257,379
Less: revenue for the nine month ended September 30, 2007	(12,508,910)
Backlog balance at September 30, 2007	$6,812,279

Backlog balance at January 1, 2008	$8,453,476
New contracts for the nine month ended September 30, 2008	6,396,424
Add: contract adjustments	2,993,764
Less: revenue for the nine month ended September 30, 2008	(11,195,288)
Backlog balance at September 30, 2008	$6,648,376

NOTE E – PROPERTY AND EQUIPMENT

Major classes of property and equipment at September 30, 2008 and 2007 consist of the followings:

	2008	2007
Vehicles	$238,948	$196,948
Leasehold improvements	57,973	55,899
Office equipments	187,169	167,370
Tools and other equipment	219,730	174,730
	703,820	594,947
Less: accumulated depreciation	(523,572)	(474,101)
Net Property and Equipment	$180,248	$120,846

Depreciation expense was $35,776 and $31,368 for the nine months ended September 30, 2008 and 2007, respectively.

NOTE F – ASSETS ACQUISITION/INTANGIBLES

Intangibles consist of a non-compete agreement and includes the customer list and established contacts acquired in the purchase of assets from Jones Fire Protection, Inc., which the Company acquired in December 2003.  In addition, in September 2008 the Company acquired the customer list of Tenetix, Inc.  The amortization period has been determined to be two years.

During the nine months ended September 30, 2008 and 2007, the Company recognized amortization expense using the straight-line method over five years.

The following summarizes intangible assets at September 30, 2008 and 2007:

	2008	2007
Non-Compete agreement	$20,000	$20,000
Less: accumulated amortization	19,333	15,333
Net Intangibles	$667	$4 ,667

F-12

The following summarizes projected amortization at September 30, 2008:

2009	$667
Total	$667

On September 30, 2008, the Company entered into an asset purchase agreement where the Company received inventory valued at approximately $30,000, miscellaneous fixed assets valued at approximately $89,000 which included vehicles, tools, computers and construction equipment.  In exchange the Company cancelled a debt owed to the Company of $537,000.

Due to the proximity of this transaction at the end of the reporting period, the values of certain assets and liabilities are based on management's preliminary valuations and are subject to adjustment as additional information is obtained. Such additional information includes, but is not limited to: valuations of property, plant and equipment, and identifiable intangible assets by an independent third party.  We will have 12 months from the closing of the acquisition to finalize our valuations.

NOTE G – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at September 30, 2008 and 2007:

	2008	2007
Accounts payable	$1,103,113	$1,187,007
Accrued payroll and vacation	28,893	28,893
Accrued payroll taxes	20,097	43,123
Other liabilities	220,091	176,469
Total	$1,372,194	$1,435,492

NOTE H – BANK LINE OF CREDIT

The Company has a line of credit with Westamerica Bank in the amount of $950,000.  The line of credit is secured by substantially all of the assets of the Company and guaranteed by the Company’s principal stockholders.  In addition, entities owned and controlled by the Company’s principal stockholders are co-makers on the line of credit and have pledged substantially all of the assets as security for the line of credit (see Note K).  The line of credit bears interest at the Bank Rate minus 0.5%, per annum, with interest due and payable monthly and expires on March 31, 2009.  The balance outstanding under the line of credit at September 30, 2008 and 2007 amounted to $862,000 and $444,500, respectively. The Company is required to maintain a debt to equity ratio of 2.25, working capital of at least $1,000,000, a working capital ratio 1.25, cash flow ratio of 1.1 and tangible net worth of $1,250,000.  At September 30, 2008, the Company’s debt to equity ratio of 2.24 was not in compliance, but all other covenants were met at September 30, 2008.

NOTE I – NOTES PAYABLE

Notes payable at September 30, 2008 and 2007 are as follows:

F-13

	2008	2007

Note payable in monthly installments of $449.12; interest at_9.3% per annum, secured by for computer equipment, due June 2008.	$-	$4,697
Note payable to Placer Sierra Bank, Inc., secured by equipment, with monthly principal payments of $2,042, plus interest, due August 2008.	-	(72)
Amortizing Note payable to Westamerica Bank in the original amount of $650,000; interest rate of 7.76% with monthly principal and interest payments of $13,133.99; due February 1, 2012.; secured by substantially all of the Company’s assets and guaranteed by the Company’s principal stockholders. In addition, entities owned and controlled by the Company’s principal stockholders are co-makers of the Note and have pledged substantially all of their assets as security for the Note. (see Note K.)	470,423	585,924
Total Notes payable	470,423	590,549
Less: current portion	125,020	119,434
Notes payable – long term	$345,403	$471,115

Aggregate maturities of long-term debt as of September 30, 2008 are as follows:

Year ended	Amount
September 30, 2009	$125,020
September 30, 2010	135,218
September 30, 2011	146,249
September 30, 2012	63,936
Total	$470,423

NOTE J – CAPITAL STOCK

The Company is authorized to issue 10,000 shares of common stock with no par value per share. As of September 30, 2008 and 2007, the Company had 100 shares of common stock issued and outstanding.

During the nine months ended September 30, 2008 and 2007, the Company distributed dividends to the stockholders totaling to $426,000 and $478,000, respectively.

NOTE K - RELATED PARTY TRANSACTIONS

The stockholders of the Company are co-owners of an entity that provides charter air service, and on occasion, the Company utilizes this entity for air travel services in connection with the Company’s contracting.  The Company incurred and charged to operations costs of $111,740 and $138,506 in the nine months ended September 30, 2008 and 2007 in connection with air travel services provided by the entity to the Company. There were no payables owed to the entity at September 30, 2008 and 2007, respectively.

The entity is a co-maker of a line of credit and a note payable and has pledged substantially all of its assets to secure the line of credit (see Note H) and note payable (see Note I).

NOTE L - COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

The Company leases office space under non-cancelable operating leases that expire through March 2011.
The Company also leases vehicles from Enterprise Fleet Services under non-cancelable operating leases expiring through November 2009.

F-14

Future minimum lease payments for the above leases over the next three years are as follows:

2009	237,382
2010	119,066
2011	76,518
$432,966

For the nine month periods ended September 30, 2008 and 2007, rent expense was $97,053 and $115,512, respectively.  For the nine months ended September 30, 2008 and 2007, vehicle lease expense was $214,792 and $203,477, respectively.

Litigation

In March 2008, the Company became party to a lawsuit filed by Union local 669 as well as 3 former employees.  The Company believes that it has meritorious defenses to the plaintiffs’ claims and intends to vigorously defend itself against the action.  Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company’s financial position or results of operations.

NOTE M- MAJOR CUSTOMERS AND SUPPLIERS

The company had one customer who accounted for 10% of the total revenue for the nine months ended September 30, 2008.

Purchases from the Company’s two major vendors accounted for more than 10% of purchases and were approximately $2,142,000 and $2,474,000 or 66% and 67% of materials purchases for the nine months ended September 30, 2008 and 2007, respectively.

NOTE N – EMPLOYEE BENEFITS PLAN

The Company sponsors a defined contribution 401(k) plan covering substantially all full-time employees, which provides for the Company matching the participant's elective deferral up to 3% of their annual gross income. The Company's expense for the plan was $45,735 and $38,296, for the nine months ended September 30, 2008 and 2007, respectively.

NOTE O - SUBSEQUENT EVENTS

In October 2008, the Company started an electrical division.  This division will work both with the alarm and detection division and as a standalone.  In October the Company received three contracts for work through a novation from a customer on the customer list purchased from Tenetix, Inc.

On December 31, 2008, the Company entered into a second term note with Westamerica Bank, for $250,000.  The note calls for payments of $4,785.24 beginning January 31, 2009.  The note is for sixty months and carries an interest rate of 5.5% annually. The note is secured by substantially all of the Company’s assets and guaranteed by the Company’s principal stockholders.  In addition, entities owned and controlled by the Company’s principal stockholders are co-makers of the Note and have pledged substantially all of their assets as security for the Note. (see Note K.)

On December 31, 2008, the Company entered into a share exchange agreement, by where the Company’s stockholder received 10,100,000 of common stock of the purchasing entity (“NewCo”) in exchange for the 100 outstanding shares of the Company.  The Company’s co-founders will effectively own 69% of NewCo.  The Company will remain a wholly owned subsidiary of NewCo from an operations standpoint.  No management changes are expected from the reverse merger.

F-15